Exhibit 15.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-277499) and Form S-8 (Nos. 333-277568, 333-274296, 333-270076, 333-267432 and 333-265606) of Woodside Energy Group Ltd of our report dated February 24, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F of Woodside Energy Group Ltd for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers
Perth, Australia
24 February 2026